SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 5, 2004

X-RITE, INCORPORATED
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14800 (Commission File Number)	38-1737300 (IRS Employer Identification no.)

3100 44th Street S.W. Grandville, Michigan (Address of principal executive office)		49418 (Zip Code)

Registrant's telephone number, including area code: (616) 534-7663

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated February 5, 2004.

Item 12.         Results of Operations and Financial Condition.

On February 5, 2004, X-Rite, Incorporated issued a press release announcing results for the year ending January 3, 2004. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2004	X-RITE, INCORPORATED (Registrant)
	By:	/s/ Mary E. Chowning Mary E. Chowning Chief Financial Officer

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EXHIBIT INDEX

99.1	X-Rite, Incorporated Press Release dated February 5, 2004.

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EXHIBIT 99.1

Mary E. Chowning, CFO
(616) 257-2777
mchowning@x-rite.com

FOR IMMEDIATE RELEASE

X-RITE REPORTS RECORD REVENUE GROWTH
AND SUBSTANTIAL IMPROVEMENT IN PROFITABILTY

GRANDVILLE, Mich., February 5, 2004 — X-Rite, Incorporated (NASDAQ:XRIT) today announced its financial results for the fourth quarter and fiscal year-ended January 3, 2004.

Fourth Quarter and Fiscal 2003 Highlights:

•	Record net sales for fourth quarter and full-year, increasing 24.7 percent and 19.0 percent, respectively.
•	Gross margins improved over one percent, to 65.2 percent in the fourth quarter and 63.8 percent for the full year.
•	Operating income increased 35.7 percent for the full year, while the Company continued to invest in R&D, engineering, sales and marketing.
•	Grew customer base, product offering and end-to-end solution capabilities through three acquisitions, which contributed $7.7 million to net sales for the full year.

The Company reported record fourth quarter 2003 net sales of $38.5 million, an increase of 24.7 percent from the fourth quarter of 2002. For the year ended January 3, 2004, net sales were $117.1 million, up 19.0 percent from the prior year. Gross margins for the fourth quarter and full-year 2003 were 65.2 percent and 63.8 percent, respectively. These margins compare favorably versus the prior year, up over 100 basis points for both the quarter and full year.

“This is a very important year for X-Rite – a turning point,” said Michael C. Ferrara, Chief Executive Officer of X-Rite. “We have refocused the business on our core color markets, and they have delivered double digit operating income. We posted the highest level of annual sales in our history, and we have now experienced six successive quarters of year-over year revenue growth. We have a customer driven strategy in place and a culture focused on accountability.”

Ferrara continued, “We are adapting our organization and its structure to enable us to deliver innovative technologies driven by our global partners. We have made three successful acquisitions this year. With Mary Chowning on-board as Chief Financial Officer, Jim Weaver’s appointment as Vice President of Product Development & Marketing, and Joan Andrew’s new role as Vice President, Global Sales joining other key leadership team members, we have management in place that possess the world-class skills required to run a successful business. We have the support of a strengthened Board of Directors, and are all focused on profitable growth.”

Operating income was $4.0 million for the quarter or 10.3 percent of sales. Included in operating income during the fourth quarter of 2003 were the following items affecting comparability:

•	$2.6 million write-down of assets including a goodwill impairment charge related to the Coherix shape mapping technology. The Company will explore alternatives for this business, which could include a sale.

•	$1.0 million of costs related to severance agreements with the Company’s former chief executive officer and chief financial officer; the full year impact for these severance agreements was $1.4 million.

For the fiscal year ending January 3, 2004, operating income was $8.7 million or 7.5% of sales, an increase of 35.7 percent over the prior year.

Page 2	X-Rite

X-Rite’s underlying fundamentals improved over 2002 in both the fourth quarter and the full year 2003. The Company attributed its strong year-over-year performance to better-than-plan results throughout the X-Rite organization. Ferrara added, “Revenue growth was driven by all major business units and all geographic markets. Innovation and attention to the customer throughout X-Rite resulted in our success in 2003. Thanks to our substantial efforts and our leading market positions, we expect to deliver double-digit revenue growth and higher operating income in 2004.”

Mary E. Chowning, X-Rite’s Vice President and Chief Financial Officer said, “2003 brought a new level of financial excellence to X-Rite. It was also a year of reviewing our portfolio. Our venture investments and our Coherix technology both required write-downs due to developments and decisions in the fourth quarter. X-Rite is now able to better focus its resources and capitalize on the wealth of growth opportunities we have in front of us in our core color related businesses.”

The Company reported net income in the fourth quarter of 2003 of $2.2 million or 11 cents per diluted share. Full year 2003 net income was $5.5 million or 27 cents per diluted share. The Company’s fourth quarter results include a write-down of $3.4 million or 16 cents per diluted share related to XR Ventures’ investments. Although the Company continues to hold positions in several XR Ventures’ portfolio companies, no future investments in the remaining portfolio companies will be made, except where necessary to protect any existing investments.

The Company’s fourth quarter results include a charge recorded as interest expense for $0.7 million related to Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires that the value of certain long-term liabilities be adjusted quarterly based on the Company’s current stock price. These liabilities relate to the repurchase agreements with the Company’s founders, the value of which was previously reflected as temporary equity prior to the implementation of SFAS No. 150. In addition, fourth quarter results include an income tax benefit of $2.8 million, or 14 cents per share, resulting from the recognition of tax benefits associated with the 2002 and 2001 write-downs of XR Ventures’ investments previously reserved. The ultimate realization of benefits related to the portfolio write-downs is dependent upon the execution of certain qualified income tax strategies.

Conference Call
The Company will conduct a live audio webcast discussing its fourth quarter and 2003 year-end results on Thursday, February 5, 2004 at 11:00 a.m. EST. The call will be co-hosted by Michael C. Ferrara, the Company’s Chief Executive Officer and Mary E. Chowning, its Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.xrite.com. Select the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite’s website shortly after the live broadcast.

About X-Rite
X-Rite is a leading provider of color measurement solutions comprised of hardware, software and services for the verification and communication of color data. The Company serves a broad range of industries, including photo, digital imaging, graphic arts, industrial and retail color matching, medical, and dental. X-Rite serves markets in over 80 countries with offices throughout Europe, Asia and the Americas. We welcome you to visit us at www.xrite.com.

Forward-Looking Statements/Use of Non-GAAP Financial Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to capital gross spending, the strength and expansion of our customer base, the ability to serve new customers and industry acceptance of our products. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company’s ability to improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company’s products and other risks described in the Company’s filings with the Securities & Exchange Commission.

In addition to the results reported in accordance with generally accepted accounting principles (GAAP) within this press release, X-Rite has provided certain information, which are considered non-GAAP financial measures. Management believes that these non-GAAP financial measures are useful to both management and its investors in their analysis of the company’s underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

Page 3	X-Rite

Consolidated Financial Highlights

(in thousands except EPS)

	Q4 2003	Q3 2003	Q2 2003	Q1 2003	Q4 2002

Net Sales	$38,504	$26,818	$28,197	$23,625	$30,865
Gross Profit	25,100	16,767	17,646	15,221	19,768
Gross Profit Percent	65.2%	62.5%	62.6%	64.4%	64.0%
Selling and Marketing	9,039	8,124	7,145	7,211	8,037
General and Administrative	5,478	3,943	4,466	3,352	3,843
R&D and Engineering	3,972	4,063	3,472	3,098	3,049
Impairment of Coherix Assets	2,642	-	-	-	-

Operating Income	3,969	637	2,563	1,560	4,839

Write Down of Other Investments	(3,416)	-	(106)	(140)	(671)
Other Income (Expense)	(917)	(219)	308	40	138
Pre-tax Income	(364)	418	2,765	1,460	4,306

Net Income	$2,207	$301	$1,961	$1,012	$3,701

Earnings Per Share
Basic	$0.11	$0.01	$0.10	$0.05	$0.18
Diluted	$0.11	$0.01	$0.10	$0.05	$0.18

Average Shares Outstanding
Basic	20,548	20,533	20,250	20,231	20,224
Diluted	20,739	20,711	20,382	20,619	20,667

Cash and Investments	$14,102	$8,719	$13,643	$12,407	$17,538
Accounts Receivable	22,815	18,251	19,093	18,796	19,773
Inventory	16,014	16,051	15,050	14,054	14,080
Other Current Assets	3,182	3,060	3,316	4,291	2,743
Non-Current Assets	65,570	63,033	54,843	52,804	48,750

Total Assets	119,683	109,114	105,945	102,352	102,884

Current Liabilities	18,214	11,607	11,017	9,991	11,536
Noncurrent Liabilities	34,857	34,200	-	-	-

Total Liabilities	53,071	45,807	11,017	9,991	11,536

Shareholders' Equity	$66,612	$63,307	$94,928	$92,361	$91,348

Capital Expenditures	$1,095	$652	$448	$1,163	$382
Depreciation and Amortization	$1,826	$1,389	$1,495	$1,307	$1,447

International Sales	43.5%	41.5%	44.9%	43.2%	42.3%

Page 4	X-Rite

Consolidated Financial Highlights, continued

(in thousands except EPS)

	Quarter Ended		Year Ended

	January 3, 2004	December 28, 2002	January 3, 2004	December 28, 2002

Net Sales	$38,504	$30,865	$117,144	$98,468
Gross Profit	25,100	19,768	74,734	61,569
Gross Profit Percent	65.2%	64.0%	63.8%	62.5%
Selling and Marketing	9,039	8,037	31,519	27,769
General and Administrative	5,478	3,843	17,239	14,993
R&D and Engineering	3,972	3,049	14,605	12,376
Impairment of Coherix Assets	2,642	-	2,642	-
Operating Income	3,969	4,839	8,729	6,431
Write Down of Other Investments	(3,416)	(671)	(3,662)	(7,237)
Other Income (Expense)	(917)	138	(788)	33
Pre-Tax Income (Loss)	(364)	4,306	4,279	(773)
Income (Loss) Before
Cumulative Effect of Change
in Accounting Principle	2,207	3,701	5,481	(1,794)
Cumulative Effect of Change
in Accounting Principle	-	-	-	(7,615)
Net Income (Loss)	$2,207	$3,701	$5,481	$(9,409)

Earnings (Loss) Per Share - Basic & Diluted:
Before Cumulative Effect of
Change in Accounting Principle	$0.11	$0.18	$0.27	$(0.09)
Cumulative Effect of Change
in Accounting Principle	-	-	-	(0.38)
Total Basic & Diluted EPS	$0.11	$0.18	$0.27	$(0.47)

Average Shares Outstanding
Basic	20,548	20,224	20,391	20,211
Diluted	20,739	20,667	20,613	20,211

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